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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                   MAY 8, 1998

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                              EXCO RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


     STATE OF TEXAS            0-9204                    74-1492779
(State of incorporation)(Commission File No.) (IRS Employer Identification No.)



                               5735 PINELAND DRIVE
                                    SUITE 235
                               DALLAS, TEXAS 75231
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (214) 368-2084


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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

On May 8, 1998 (the "Closing"), EXCO Resources, Inc., a Texas corporation ("EXCO"), acquired all of the outstanding common stock of Jacobi-Johnson Energy, Inc. ("Jacobi-Johnson") from its four stockholders (collectively, the "Sellers"). Jacobi-Johnson, a Texas corporation, owns oil and natural gas working interests in Polk, Nacogdoches, Navarro, Smith and Wood Counties, Texas (collectively, the "Jacobi-Johnson Properties"). The Jacobi-Johnson Properties include 34 gross producing (10.80 net producing) wells with current net production of approximately 60.0 barrels ("Bbls") of oil and 171,000 cubic feet of natural gas per day. In addition to the producing wells, the Jacobi-Johnson Properties include working interests in two saltwater disposal wells. The Jacobi-Johnson Properties are estimated to contain proved reserves of 234,985 Bbls of oil and 597,880,000 cubic feet of natural gas. Approximately 100% of the estimated proved reserves of the Jacobi-Johnson Properties are classified as developed.

The aggregate purchase price paid for the stock was $1,476,451, subject to post-closing adjustments. The post-closing adjustments may include adjustments if it is determined that the net working capital of Jacobi-Johnson as of January 1, 1998 is different than what was calculated at Closing, if determined within 90 days of the Closing and for any title problems if the problems are discovered within 60 days of the Closing. The Sellers have agreed to indemnify EXCO for amounts arising from any breach by Sellers, including environmental damages, to the extent such amount exceeds $20,000. EXCO has agreed to indemnify the Sellers for amounts arising from any breach by EXCO, to the extent such amount exceeds $20,000. The acquisition was effective January 1, 1998. The amount of consideration was determined through arm's length negotiations taking into account estimates of recoverable reserves, current oil and natural gas prices, the fair market value of other property and equipment, the amount of cash and cash equivalents on hand, the collectibility and estimated payment timing of accounts receivable and the amount of current and long-term liabilities. The consideration consists of $703,035 cash and 85,436 shares of EXCO common stock. In addition, EXCO assumed approximately $260,800 of Jacobi-Johnson indebtedness. EXCO obtained the cash for the purchase price under its credit facility with NationsBank of Texas, N.A. ("NationsBank"). Substantially all of the Jacobi-Johnson Properties have been mortgaged under the NationsBank credit facility.


Item 7.           Financial Statements and Exhibits

         (a)      Financial Statements of Business Required.

                  As permitted by Form 8-K, the required historical financial statements in respect of Jacobi-Johnson Energy, Inc. will be filed by amendment to this Form 8-K no later than July 15, 1998.

         (b)      Pro Forma Financial Information.

                  As permitted by Form 8-K, the required pro forma financial information in respect of Jacobi-Johnson Energy, Inc. will be filed by amendment to this Form 8-K no later than July 15, 1998.

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         (c)      Exhibits.

                  4.1 Stock Purchase Agreement between EXCO Resources, Inc. and Jacobi-Johnson Energy, Inc. dated May 1, 1998.




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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        EXCO RESOURCES, INC.


                                        By:   /s/  J. DOUGLAS RAMSEY
                                              ---------------------------
                                        Name:      J. Douglas Ramsey
                                        Title:     Chief Financial Officer

Dated: May 14, 1998



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                                  EXHIBIT INDEX

4.1    Stock Purchase Agreement between EXCO Resources, Inc. and Jacobi-Johnson
       Energy, Inc. dated May 1, 1998.




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